Exhibit 99.1

B. Riley Financial Announces Offering of Depositary Shares and Series B Cumulative Perpetual Preferred Stock

LOS ANGELES — September 1, 2020 — B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”) today announced it has commenced an underwritten registered public offering of depositary shares, each representing 1/1000th fractional interest in a share of the Company’s Series B Cumulative Perpetual Preferred Stock, with a liquidation preference equivalent to $25.00 per depositary share, subject to market and certain other conditions. The Company expects to grant the underwriters a 30-day option to purchase additional depositary shares in connection with the offering solely to cover overallotments.

The Company expects to use the net proceeds of this offering for general corporate purposes, including funding future acquisitions and investments, repaying indebtedness, making capital expenditures and funding working capital.

B. Riley FBR, Incapital, Ladenburg Thalmann and William Blair are acting as book-running managers for this offering. Boenning & Scattergood, Kingswood Capital Markets, Division of Benchmark Investments, Inc. and Wedbush Securities are acting as co-managers.

The depositary shares will be offered under the Company’s shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (“SEC”). The offering of these depositary shares will be made only by means of a prospectus supplement and accompanying base prospectus.

Copies of the prospectus supplement and the accompanying base prospectus may be obtained on the SEC's website at www.sec.gov, or from the offices of B. Riley FBR at 1300 17th Street, Suite 1300, Arlington, Virginia 22209, by telephone at (703) 312-9580, or by emailing prospectuses@brileyfbr.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the depositary shares, nor shall there be any sale of the depositary shares in any jurisdiction in which such offer, solicitation or sale would not be permitted.

About B. Riley Financial (NASDAQ:RILY)

B. Riley provides collaborative financial services tailored to fit the capital raising and business, operational, and financial advisory needs of its clients and partners. B. Riley operates through several subsidiaries which offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, corporate advisory, restructuring, due diligence, forensic accounting, litigation support, appraisal and valuation, and auction and liquidation services. Certain registered affiliates of B. Riley originate and underwrite senior secured loans for asset-rich companies. B. Riley also makes proprietary investments in companies and assets with attractive return profiles.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the terms and conditions and timing of the preferred stock offering and the intended use of proceeds. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include (without limitation) the possibility that the preferred stock offering will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance; and those risks described from time to time in B. Riley’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley’s Annual Report on Form 10-K for the year ended December 31, 2019 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information is also set forth in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley undertakes no duty to update this information.

Investor Contact

Investor Relations

ir@brileyfin.com

(310) 966-1444

Media Contact

Jo Anne McCusker

press@brileyfin.com

(646) 885-5425